EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.

ANNOUNCES SECOND QUARTER 2017 RESULTS

THE WOODLANDS, Texas, August 9, 2017 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) announced a consolidated second quarter 2017 net loss per share attributable to TETRA stockholders of $0.10, which compares to a loss of $0.02 per share in the first quarter of 2017 and a loss of $0.32 per share in the second quarter of 2016.

TETRA's adjusted per share results attributable to TETRA stockholders for the second quarter of 2017, excluding Maritech and special items, were a loss of $0.04, which compares to adjusted losses per share of $0.10 in the first quarter of 2017 and $0.15 in the second quarter of 2016, also excluding Maritech and special items. Second quarter 2017 revenue of $208 million increased 24% from the first quarter of 2017 and 19% from the second quarter of last year, primarily as a result of stronger activity in our Fluids Division water management and product sales in the Gulf of Mexico.

(Adjusted earnings/loss per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the accompanying schedules.)

Second Quarter 2017 Results
	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
	(In Thousands, Except per Share Amounts)
Revenue	$208,369	$168,001	$175,660
Net loss attributable to TETRA stockholders	(10,991)	(2,463)	(26,574)
Adjusted EBITDA(1)	28,537	18,275	32,949
GAAP EPS attributable to TETRA stockholders	(0.10)	(0.02)	(0.32)
Adjusted EPS attributable to TETRA stockholders(1)	(0.04)	(0.10)	(0.15)
Consolidated net cash provided (used) by operating activities	19,977	(20,538)	9,795
TETRA only adjusted free cash flow(1)	$6,090	$(13,847)	$(7,314)

    (1) Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Highlights include:

•

Fluids Division revenues increased 22% sequentially and 47% compared to the second quarter of 2016 due to the start, late in the second quarter, of a significant Gulf of Mexico TETRA CS Neptune™ completion fluids project that is expected to be completed in the third quarter and the traditional ramp-up in fluids sales in Northern Europe.

•

Compression Division revenues increased 15% over the first quarter as the business continues to see signs of a recovery. Compression fleet utilization improved 190 basis points to 78.9% compared to the first quarter, the third consecutive quarter of improved utilization driven largely by demand for large horsepower equipment.

•

On August 1, the Compression Division launched its new, fully automated ERP system that enables real-time field data capture, enhances cash flow processes, provides the sales and operations team with customer-centric data to facilitate prompt and effective services on the fleet of equipment, and streamlines our back office and field organization with expected annual savings in excess of $4.0 million.

•

Consolidated net cash provided by operating activities was $20 million, an improvement of $40.5 million over the first quarter of 2017.  TETRA only adjusted free cash flow was $6.1 million, an improvement of $20 million over the first quarter.  (See Schedule G for the reconciliation of TETRA only adjusted free cash flow to GAAP.)

Stuart M. Brightman, TETRA’s President and Chief Executive Officer, stated, “The second quarter was favorably impacted by the start of a TETRA CS Neptune completion fluids project in the Gulf of Mexico.  This project started late in the second quarter and has continued to run into the third quarter.  The rebound with US Onshore shale activity is favorably impacting demand for our water management, fluids, production testing, and compression products and services, particularly in West Texas and the Mid-Con regions.  We are adding additional distribution centers for our fluids in West Texas and have added additional lay flat hose to respond to increasing water management demands.

“Fluids Division revenue for the second quarter of 2017 was $89.1 million compared to $72.9 million in the first quarter of 2017, reflecting the start of the TETRA CS Neptune completion fluids project in the Gulf of Mexico, higher Northern Europe fluids sales and stronger water management activity.  Fluids Division income before taxes was $15.8 million, while Adjusted EBITDA was $21.7 million.  Income before tax and adjusted EBITDA were 17.7% and 24.3% of revenue, respectively, in the second quarter of 2017.

“Second quarter 2017 Compression Division revenue improved 15% to $75.3 million, mainly as a result of stronger equipment sales. Compression Division loss before taxes was $6.2 million, while adjusted EBITDA was $17.5 million, (8.2)% and 23.2% of revenue, respectively.  Overall quarter-end service fleet utilization was 78.9%, compared to 77.0% at the end of the first quarter. Large horsepower equipment (greater than 800 HP) utilization was 89.6% at the end of the second quarter. New equipment orders were $12 million. On July 21, 2017, CSI Compressco LP declared cash distributions attributable to the second quarter of 2017 of $0.1875 per outstanding common unit. This distribution resulted in a coverage ratio of .85x for the second quarter of 2017.

“Second quarter 2017 revenue for the Production Testing Division decreased sequentially by 26%, to $15.9 million, as the first quarter of 2017 included a significant equipment sale in South America. Production Testing loss before taxes was $3.1 million, while adjusted EBITDA was slightly below breakeven at a loss of $0.6 million.

“Our Offshore Services segment revenue improved 8% to $28.3 million compared to the prior year quarter on stronger activity levels and by 238% sequentially reflecting the seasonality of the business.   Loss before taxes was $6.4 million, while adjusted EBITDA was a slight loss of $0.3 million (adjusted EBITDA improved by $3.2 million from the first quarter).  Inclement weather conditions negatively impacted the results and resulted in projects being delayed into the backend of 2017.”

Free Cash Flow and Balance Sheet

TETRA only adjusted free cash flow in the second quarter of 2017 was $6 million, an improvement of $20 million from the first quarter of 2017.  Historically, the first two quarters of the year have traditionally represented our weakest free cash flow generation quarters and the last two quarters have been the strongest.  The third and fourth quarters of 2017 are expected to reflect the benefit from our TETRA CS Neptune completion fluids projects and the collection of receivables from the peak summer and fall decommissioning in the Gulf of Mexico.  Consolidated net cash provided by operating activities for the second quarter of 2017 was $20 million, compared to a use of $21 million in the first quarter of 2017.  TETRA only days sales outstanding (excluding CSI Compressco LP) improved from 76 days at the end of the first quarter to 68 days at the end of June.  TETRA only debt was $137.7 million and net debt was $119.5 million at June 30, a decrease of $5.7 million from the end of the first quarter.

Special items and Maritech

Maritech reported a pre-tax loss of $0.1 million in the second quarter of 2017.

Consolidated second quarter pre-tax earnings included income from non-cash items of $10.3 million, partially offset by $4.4 million of expected cash charges.  In addition to reflecting a normalized tax benefit of 30%, special items include:

•	$5.5 million of non-cash income from a fair value adjustment of the outstanding TETRA warrants
•	$4.8 million non-cash income for a fair value adjustment of the CSI Compressco Series A Convertible Preferred units
•	$3.3 million for an unfavorable arbitration ruling based on a 2014 early termination of a charter agreement by Offshore Services, which the Company intends to challenge.
•	$0.6 million of cash severance expense
•	$0.5 million of other special charges.

Financial Guidance

We expect total year TETRA only adjusted free cash flow to be between $20 million and $40 million in 2017.

No reconciliation of the forecasted range of TETRA only adjusted free cash flow for the full year 2017 to the nearest GAAP measure is included in this release because the reconciliation would require presenting forecasted information for CSI Compressco that is not publicly disclosed.

Conference Call

TETRA will host a conference call to discuss these results today, August 9, 2017, at 10:30 a.m. ET. The phone number for the call is 888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529, conference number 10101592, for one week following the conference call and the archived web call will be available through the Company’s website for thirty days following the conference call.

Investor Contact

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman, 281-367-1983

Fax: 281-364-4346

www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Special Items

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Schedule G: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Company Overview and Forward-Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services, including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected results of operational business segments for 2017, anticipated benefits from CSI Compressco following the acquisition of Compressor Systems, Inc. (CSI) in 2014, including levels of cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(In Thousands, Except per Share Amounts)
Revenues	$208,369	$175,660	$376,370	$344,989

Cost of sales, services and rentals	152,861	125,593	277,119	246,034
Depreciation, amortization and accretion	28,620	33,538	58,098	67,145
Impairments of long-lived assets	—	257	—	10,927
Total cost of revenues	181,481	159,388	335,217	324,106
Gross profit	26,888	16,272	41,153	20,883

General and administrative expense	31,232	27,181	59,688	60,792
Goodwill impairment	—	—	—	106,205
Interest expense, net	14,328	14,335	28,095	28,974
Warrants fair value adjustment income	(5,545)	—	(11,521)	—
CCLP Series A Preferred fair value adjustment income	(4,834)	—	(3,203)	—
Litigation arbitration award expense (income), net	2,714	—	(10,102)	—
Other (income) expense, net	209	2,210	574	1,506
Income (loss) before taxes	(11,216)	(27,454)	(22,378)	(176,594)
Provision (benefit) for income taxes	3,403	1,770	3,493	361
Net income (loss)	(14,619)	(29,224)	(25,871)	(176,955)
(Income) loss attributable to noncontrolling interest	3,628	2,650	12,417	62,056
Net income (loss) attributable to TETRA stockholders	$(10,991)	$(26,574)	$(13,454)	$(114,899)

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$(0.10)	$(0.32)	$(0.12)	$(1.42)
Weighted average shares outstanding	114,534	81,842	114,375	80,631

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$(0.10)	$(0.32)	$(0.12)	$(1.42)
Weighted average shares outstanding	114,534	81,842	114,375	80,631

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In Thousands)
Revenues by segment:
Fluids Division	$89,146	$60,833	$162,041	$119,946
Production Testing Division	15,937	13,384	37,449	33,255
Compression Division	75,312	76,091	140,871	157,786
Offshore Division
Offshore Services	28,261	26,119	36,622	36,365
Maritech	175	248	406	337
Intersegment eliminations	—	7	—	(516)
Offshore Division total	28,436	26,374	37,028	36,186
Eliminations and other	(462)	(1,022)	(1,019)	(2,184)
Total revenues	$208,369	$175,660	$376,370	$344,989

Gross profit (loss) by segment:
Fluids Division	$22,974	$6,585	$36,469	$14,076
Production Testing Division	(861)	(2,598)	(778)	(6,022)
Compression Division	7,533	13,727	13,696	20,682
Offshore Division
Offshore Services	(2,133)	1,767	(7,096)	(4,222)
Maritech	(512)	(3,097)	(938)	(3,412)
Intersegment eliminations	—	—	—	—
Offshore Division total	(2,645)	(1,330)	(8,034)	(7,634)
Corporate overhead and eliminations	(113)	(112)	(200)	(219)
Total gross profit	$26,888	$16,272	$41,153	$20,883

Income (loss) before taxes by segment:
Fluids Division	$15,786	$454	$36,062	$96
Production Testing Division	(3,091)	(4,328)	(5,160)	(23,702)
Compression Division	(6,180)	(4,040)	(20,513)	(108,740)
Offshore Division
Offshore Services	(6,445)	37	(12,780)	(7,671)
Maritech	(121)	(3,401)	(784)	(4,021)
Intersegment eliminations	—	—	—	—
Offshore Division total	(6,566)	(3,364)	(13,564)	(11,692)
Corporate overhead and eliminations	(11,165)	(16,176)	(19,203)	(32,556)
Total income (loss) before taxes	$(11,216)	$(27,454)	$(22,378)	$(176,594)

Please note that the above results by Segment include special charges and expenses. Please see Schedule E for details of those special items.

Schedule C: Consolidated Balance Sheet (Unaudited)

	June 30, 2017	December 31, 2016
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$23,098	$29,840
Accounts receivable, net	148,027	114,284
Inventories	118,085	106,546
Other current assets	26,963	25,121
PP&E, net	911,903	945,451
Other assets	89,809	94,298
Total assets	$1,317,885	$1,315,540

Current portion of decommissioning liabilities	$809	$1,451
Other current liabilities	133,272	115,434
Long-term debt (1)	647,412	623,730
Long-term portion of decommissioning liabilities	55,190	54,027
CCLP Series A Preferred	67,636	77,062
Warrant liability	6,982	18,503
Other long-term liabilities	22,857	24,867
Equity	383,727	400,466
Total liabilities and equity	$1,317,885	$1,315,540

(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior note, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	June 30, 2017	December 31, 2016
	(In Thousands)
TETRA
Bank revolving line of credit facility	$20,627	$3,229
TETRA 11% Senior Note	117,035	116,411
TETRA total debt	137,662	119,640
Less current portion	—	—
TETRA total long-term debt	$137,662	$119,640

CSI Compressco LP
Bank Credit Facility	$222,348	$217,467
7.25% Senior Notes	287,402	286,623
Total debt	509,750	504,090
Less current portion	—	—
CCLP total long-term debt	$509,750	$504,090
Consolidated total long-term debt	$647,412	$623,730

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this news release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, excluding the Maritech segment and special charges; consolidated and segment adjusted EBITDA; and TETRA only adjusted free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results, excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show the Company’s historical results of operations on a basis consistent with expected future operations.  Management also believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the segment’s) income (loss) before taxes, excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and special charges or credits, equity compensation, and allocated corporate overhead charges to our CSI Compressco LP subsidiary, pursuant to our Omnibus Agreement, which were reimbursed with CSI Compressco LP common units. Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is defined as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds and cost of equipment sold, and including cash distributions to TETRA from CSI Compressco LP and debt restructuring costs. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group of companies.

TETRA only adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Special Items

	Three Months Ended
	June 30, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(17,036)	$(5,110)	$(6,983)	$(4,943)	$(0.04)
Severance expense	(589)	(176)	—	(413)	0.00
Stock warrant fair value adjustment	5,545	1,663	—	3,882	0.03
Bad debt expense for customer bankruptcies	(198)	(59)	—	(139)	0.00
Convertible Series A preferred offering cost and fair value adjustments	4,834	1,450	3,478	(94)	0.00
Offshore Services arbitration ruling	(3,255)	(977)	—	(2,278)	(0.02)
Asset repairs due to weather event	(200)	(60)	—	(140)	0.00
Software implementation	(196)	(59)	(123)	(14)	0.00
Effect of deferred tax valuation allowance and other related tax adj.	—	6,731	—	(6,731)	(0.06)
Maritech profit (loss)	(121)	—	—	(121)	—
Net Income (loss) attributable to TETRA stockholders, as reported	$(11,216)	$3,403	$(3,628)	$(10,991)	$(0.10)

	Three Months Ended
	March 31, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(26,998)	$(8,100)	$(7,647)	$(11,251)	$(0.10)
Severance expense	(409)	(123)	(33)	(253)	0.00
Stock warrant fair value adjustment	5,976	1,793	—	4,183	0.04
Allowance for bad debt	(245)	(74)	—	(171)	0.00
Convertible Series A preferred offering cost and fair value adjustments	(1,631)	(489)	(1,109)	(33)	0.00
ARO adjustment (accretion)	(71)	(21)	—	(50)	0.00
Fluids El Dorado legal award	12,879	3,864	—	9,015	0.08
Effect of deferred tax valuation allowance and other related tax adj.	—	3,240	—	(3,240)	(0.03)
Maritech profit (loss)	(663)	—	—	(663)	(0.01)
Net Income (loss) attributable to TETRA stockholders, as reported	$(11,162)	$90	$(8,789)	$(2,463)	$(0.02)

	Three Months Ended
	June 30, 2016
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(20,511)	$(6,154)	$(2,011)	$(12,346)	$(0.15)
Asset impairments	(365)	(109)	—	(256)	—
Severance expense	(595)	(179)	(170)	(246)	—
Debt refinancing cost	(2,582)	(775)	(469)	(1,338)	(0.02)
Effect of deferred tax valuation allowance and other related tax adj.	—	8,987	—	(8,987)	(0.11)
Maritech profit (loss)	(3,401)	—	—	(3,401)	(0.04)
Net Income (loss) attributable to TETRA stockholders, as reported	$(27,454)	$1,770	$(2,650)	(26,574)	$(0.32)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	June 30, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges (Credits)	Adjusted Income (Loss) Before Tax	Interest Expense	Depreciation & Amortization	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Fluids Division			$15,786	$—	$15,786	$27	$5,870	$—	$—	$21,683
Production Testing Division			(3,091)	5	(3,086)	(125)	2,599	—	—	(612)
Compression Division			(6,180)	(4,638)	(10,818)	10,184	17,204	935		17,505
Offshore Services Segment			(6,445)	3,658	(2,787)	—	2,463	—	—	(324)
Eliminations and other			4	—	4	2	(7)	—	—	(1)
Subtotal			74	(975)	(901)	10,088	28,129	935	—	38,251
Corporate and other			(11,169)	(4,966)	(16,135)	4,240	118	2,063	—	(9,714)
TETRA excluding Maritech			(11,095)	(5,941)	(17,036)	14,328	28,247	2,998	—	28,537
Maritech			(121)	—	(121)	—	373	—	—	252
Total TETRA	$(14,619)	$3,403	$(11,216)	$(5,941)	$(17,157)	$14,328	$28,620	$2,998	$—	$28,789

	March 31, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges (Credits)	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization (1)	Equity Comp. Expense	Omnibus Equity (2)	Adjusted EBITDA
	(In Thousands)
Fluids Division			$20,276	$(12,681)	$7,595	$13	$5,984	$—	$—	$13,592
Production Testing Division			(2,069)	265	(1,804)	(122)	3,085	—	—	1,159
Compression Division			(14,333)	1,687	(12,646)	10,102	17,297	956	1,746	17,455
Offshore Services Segment			(6,335)	206	(6,129)	—	2,584	—	—	(3,545)
Eliminations and other			(166)	—	(166)	—	(5)	—	—	(171)
Subtotal			(2,627)	(10,523)	(13,150)	9,993	28,945	956	1,746	28,490
Corporate and other			(7,872)	(5,976)	(13,848)	3,774	92	1,513	(1,746)	(10,215)
TETRA excluding Maritech			(10,499)	(16,499)	(26,998)	13,767	29,037	2,469	—	18,275
Maritech			(663)	—	(663)	—	370	—	—	(293)
Total TETRA	$(11,252)	$90	$(11,162)	$(16,499)	$(27,661)	$13,767	$29,407	$2,469	$—	$17,982

	Three Months Ended
	June 30, 2016
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net (3)	Depreciation & Amortization	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Fluids Division			$454	$501	$955	$2	$7,326	$—	$—	$8,283
Production Testing Division			(4,328)	131	(4,197)	(143)	4,176	—	—	(164)
Compression Division			(4,040)	984	(3,056)	8,148	18,753	825	—	24,670
Offshore Services Segment			37	56	93	—	2,865	—	—	2,958
Eliminations and other			3	—	3	—	(3)	—	—	—
Subtotal			(7,874)	1,672	(6,202)	8,007	33,117	825	—	35,747
Corporate and other			(16,179)	1,870	(14,309)	5,596	112	5,803	—	(2,798)
TETRA excluding Maritech			(24,053)	3,542	(20,511)	13,603	33,229	6,628	—	32,949
Maritech			(3,401)	—	(3,401)	10	309	—	—	(3,082)
Total TETRA	$(29,224)	$1,770	$(27,454)	$3,542	$(23,912)	$13,613	$33,538	$6,628	$—	$29,867

(1)	Adjusted depreciation & amortization, net, for the three month period ended March 31, 2017 excludes and $0.1 million of certain accretion expense which is included as a special charge.
(2)	Reimbursement from CCLP under Omnibus Agreement that was or will be settled with common units.
(3)	Adjusted interest expense, net, for the three month period ended June 30, 2016, excludes $0.7 million of interest expense related to CCLP debt refinancing.

Schedule G: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
	(In Thousands)
Consolidated
Net cash provided (used) by operating activities	$19,977	$(20,538)	$9,795
ARO settlements	23	474	64
Capital expenditures, net of sales proceeds	(11,451)	(4,812)	(4,732)
Consolidated adjusted free cash flow	8,549	(24,876)	5,127

CSI Compressco LP
Net cash provided by operating activities	9,533	1,821	20,469
Capital expenditures, net of sales proceeds	(4,262)	(7,215)	(2,453)
CSI Compressco free cash flow	5,271	(5,394)	18,016

TETRA Only
Net cash provided (used) by operating activities (1)	10,444	(20,327)	(10,674)
ARO settlements	23	474	64
Capital expenditures, net of sales proceeds (1)	(7,189)	371	(2,279)
Free cash flow before ARO settlements	3,278	(19,482)	(12,889)
Distributions from CSI Compressco LP	2,812	5,635	5,575
Adjusted free cash flow	6,090	$(13,847)	(7,314)

(1)	TETRA only cash from operating activities and capital expenditures, net, for the three months ended March 31, 2017, include the elimination of an intercompany equipment sale of $2.0 million.

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of June 30, 2017, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	June 30, 2017
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$18.1	$5.0	$23.1

Carrying value of long-term debt:
Revolver debt outstanding	20.6	222.3	242.9
Senior Notes outstanding	117.0	287.4	404.4
Net debt	$119.5	$504.7	$624.2